        EXHIBIT 4.15

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 30, 2016

To

INDENTURE

dated as of July 7, 2016

among

MOLSON COORS BREWING COMPANY, as Issuer

THE GUARANTORS NAMED THEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of September 30, 2016 (this “Fourth Supplemental Indenture”), to the Indenture dated as of July 7, 2016 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of July 7, 2016, the Second Supplemental Indenture thereto dated as of July 7, 2016 and the Third Supplemental Indenture thereto dated as of August 19, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Fourth Supplemental Indenture, the “Indenture”), is among Molson Coors Brewing Company, a Delaware corporation (the “Company”), CBC Holdco LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Coors Brewing Company, a Colorado corporation, MC Holding Company LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Molson Canada 2005, an Ontario partnership, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, Molson Coors Holdco Inc., a Delaware corporation, Molson Coors International LP, a Delaware limited partnership, Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company, MillerCoors Holdings LLC, a Colorado limited liability company, and CBC Holdco 3, Inc., a Colorado corporation (collectively, the “Guarantors”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).
WHEREAS, Section 14.1(k) of the Original Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantors with respect to any series of Securities, including any Guarantors;
WHEREAS, the Company desires to add MillerCoors Holdings LLC and CBC Holdco 3, Inc. (the “New Guarantors”), as Guarantors under the Indenture;
NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Addition of Guarantors. Each of the New Guarantors hereby agrees to guarantee payment of the Securities as a Guarantor, on the same terms and conditions as those set forth in Article XVI of the Original Indenture.
Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Fourth Supplemental Indenture, in which case the terms of this Fourth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Fourth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 4.    Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.    Governing Law. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 6.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President Treasurer
GUARANTORS:	CBC HOLDCO LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

CBC HOLDCO 2 LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

[Signature Page to Fourth Supplemental Indenture]

MC HOLDING COMPANY LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
NEWCO3, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON CANADA 2005 By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Fourth Supplemental Indenture]

MOLSON COORS CALLCO ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS HOLDCO INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON COORS INTERNATIONAL LP By: MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Fourth Supplemental Indenture]

COORS INTERNATIONAL HOLDCO 2, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MILLER COORS HOLDINGS LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
CBC HOLDCO 3, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

[Signature Page to Fourth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
by DEUTSCHE BANK NATIONAL TRUST COMPANY
By: /s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President
By: /s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

[Signature Page to Fourth Supplemental Indenture]